EXHIBIT k.11

EXECUTION COPY

AMENDMENT TO LOAN FUNDING AND SERVICING AGREEMENT

(Kohlberg Capital Funding LLC I)

THIS AMENDMENT TO LOAN FUNDING AND SERVICING AGREEMENT, dated as of May 30, 2007 (this “Amendment”), is entered into by and among KOHLBERG CAPITAL FUNDING LLC I, as the borrower (in such capacity, the “Borrower”), KOHLBERG CAPITAL CORPORATION, as the servicer (in such capacity, the “Servicer”), each of the conduit lenders and institutional lenders, from time to time a party hereto (each a, “Lender” and collectively, the “Lenders”), each of the lender agents from time to time a party hereto (each a “Lender Agent”, and collectively, the “Lender Agents”), BMO CAPITAL MARKETS CORP., as the agent (in such capacity, the “Agent”), U.S. BANK NATIONAL ASSOCIATION, as the trustee (in such capacity, the “Trustee”) and LYON FINANCIAL SERVICES, INC. (d/b/a U.S. Bank Portfolio Services), as the backup servicer (in such capacity, the “Backup Servicer”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, the parties hereto entered into that certain Loan Funding and Servicing Agreement, dated as of February 14, 2007 (such agreement as amended, modified, supplemented, waived or restated from time to time, the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS.

The definition of “Loan Document” in Section 1.1 of the Agreement is hereby amended by (i) deleting clause (a)(i) in its entirely and replacing it as follows:

“(i) (x) other than in the case of a Noteless Loan or a Participation, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the underlying promissory note, endorsed by the Borrower or the prior holder of record either in blank or to the Trustee (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Trustee), with any endorsement to the Trustee to be in the following form: “U.S. Bank National Association, as Trustee”, (y) in the case of a Noteless Loan, (1) a copy of each transfer document or instrument relating to such Noteless Loan evidencing the assignment of such Noteless Loan either (A) from the Originator to the Borrower, or (B) from the prior third party owner thereof directly to the Borrower (at the direction of the Originator) and (2) a copy of the Loan Register with respect to such Noteless Loan and (z) in the case of a Participation, a participation agreement;”

(ii) deleting clause (a)(iii) in its entirety and replacing it as follows:

“(iii) if any Loan is secured by real property, an Assignment of Mortgage and of any other material recorded security documents in recordable form, executed by the Borrower or the prior holder of record, in blank or to the Trustee (and evidencing an unbroken chain of assignments from the prior holder of record to the Trustee), with any assignment to the Trustee to be in the following form: “U.S. Bank National Association, as Trustee” unless such mortgage is held by a collateral agent for the benefit of the Lenders;”

and (iii) deleting clause (b)(i) in its entirety and replacing it as follows:

“(i) (x) other than in the case of a Noteless Loan or a Participation, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the underlying promissory note, endorsed by the Borrower or the prior holder of record either in blank or to the Trustee (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Trustee), with any endorsement to the Trustee to be in the following form: “U.S. Bank National Association, as Trustee”, (y) in the case of a Noteless Loan, (1) a copy of each transfer document or instrument relating to such Noteless Loan evidencing the assignment of such Noteless Loan either (A) from the Originator to the Borrower or (B) from the prior third party owner thereof directly to the Borrower (at the direction of the Originator) and (2) a copy of the Loan Register with respect to such Noteless Loan and (z) in the case of a Participation, a participation agreement;”.

SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED AND WAIVED.

Except as specifically amended and waived hereby, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Agreement, the “Loan Funding and Servicing Agreement,” “hereof,” “herein,” or words of similar effect referring to the Agreement shall be deemed to mean the Agreement as amended hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment and waiver thereof. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein.

SECTION 3. REPRESENTATIONS.

Each of the Borrower and Servicer represent and warrant as of the date of this Amendment as follows:

(i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(iv) this Amendment has been duly executed and delivered by it;

(v) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(vi) it is not in default under the Agreement; and

(vii) there is no Termination Event, Unmatured Termination Event, Servicer Termination Event or Unmatured Servicer Termination Event.

SECTION 4. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon (i) payment of the outstanding fees and disbursements of Dechert LLP, as counsel to the Agent and (ii) delivery of executed signature pages by all parties hereto to the Agent.

SECTION 5. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	KOHLBERG CAPITAL FUNDING LLC I

	By:	/s/ Michael I. Wirth
	Name:	Michael I. Wirth
	Title:	Chief Financial Officer

Kohlberg Capital Funding LLC I c/o Kohlberg Capital Corporation 295 Madison Avenue, 6th Floor New York, New York 10017 Attention: Dayl W. Pearson Facsimile: (212) 983-7654 Telephone: (212) 455-8366

THE SERVICER:	KOHLBERG CAPITAL CORPORATION

	By:	/s/ Michael I. Wirth
	Name:	Michael I. Wirth
	Title:	Chief Financial Officer

Kohlberg Capital Corporation 295 Madison Avenue, 6 Floor New York, New York 10017 Attention: Dayl W. Pearson Facsimile: (212) 983-7654 Telephone: (212) 455-8366

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:	RIVERSIDE FUNDING LLC

	By:	/s/ Bernard J. Angelo
	Name:	Bernard J. Angelo
	Title:	Vice President

ACKNOWLEDGED:	Deutsche Bank AG, New York Branch, as Lender Agent for Riverside Funding LLC

	By:	/s/ Daniel Pietrzak
	Name:	Daniel Pietrzak
	Title:	Director

	By:	/s/ Peter Chuang
	Name:	Peter Chuang
	Title:	Vice President

Riverside Funding LLC

c/o Global Securitization Services, LLC

445 Broad Hollow Road, Suite 239

Melville, NY 11747

Attention: Andrew Stidd

Facsimile No. (212) 302-8767

Telephone No. (631) 930-7203

with a copy to:

Deutsche Bank Securities Inc.

60 Wall Street, 19th Floor

New York, New York 10005

Attention: Securitized Products Group

Facsimile: (212) 797-5150

Telephone: (212) 250-0357

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:	FAIRWAY FINANCE COMPANY, LLC

	By:	/s/ Phillip A. Martone
	Name:	Phillip A. Martone
	Title:	Vice President

Fairway Finance Company, LLC

c/o Lord Securities Corporation

48 Wall Street, 271 Floor

New York, New York 10005

Facsimile No. (212) 346-9012

Telephone No. (212) 346-9000

with a copy to:

c/o BMO Capital Markets Corp.

115 South LaSalle Street

13th Floor West

Chicago, Illinois 60603

Attention: Conduit Management Team

Facsimile: (312) 461-3189

Telephone: (312) 461-5640

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE AGENT:	BMO CAPITAL MARKETS CORP.

	By:	/s/ Keith Niebrugge
	Name:	Keith Niebrugge
	Title:	Managing Director

BMO Capital Markets Corp. 115 South LaSalle Street 13th Floor West Chicago, Illinois 60603 Attention: Conduit Management Team Facsimile: (312) 461-3189 Telephone: (312) 461-5640

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE TRUSTEE:	U.S. BANK, NATIONAL ASSOCIATION

	By:	/s/ Scott T. Holmes
	Name:	Scott T. Holmes
	Title:	Assistant Vice President

U.S. Bank, National Association

Corporate Trust Services — CDO Unit

One Federal Street, Third Floor

Boston, Massachusetts

Reference: Kohlberg Capital Funding LLC I

Attention: Scott Holmes

Facsimile: (617) 603-6741

THE BACKUP SERVICER	LYON FINANCIAL SERVICES, INC., d/b/a U.S. Bank Portfolio Services

	By:	/s/ Joseph Andries
	Name:	Joseph Andries
	Title:	Senior Vice President

Lyon Financial Services, Inc. d/b/a U.S. Bank Portfolio Services 1310 Madrid, Suite 103 Marshall, Minnesota 56258 Attention: Joe Andries Reference: Kohlberg Capital Funding LLC I